EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2010 on the financial statements of Inuvo, Inc. included in its the Annual Report(Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission, which are incorporated by reference in this Registration Statement (Form S-8 No. 333-_____).  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.
Kirkland, Russ, Murphy & Tapp, P.A.

Clearwater, Florida
August 31, 2010